UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2009

SOUTHEASTERN BANK FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Georgia	0-24172	58-2005097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 Wheeler Road, Augusta, Georgia	30909
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 738-6990

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrange of a Registrant

On May 14, 2009, Southeastern Bank Financial Corporation (the “Company”) issued to R.W. Pollard Enterprises, LLLP (the “Holder”) a subordinated debenture in the principal amount of $2,946,646.00. The debenture is unsecured, bears interest at a rate of 8% per annum, payable quarterly, matures on the five-year anniversary of the date of issuance, and is callable at the Company’s option at a redemption price equal to the outstanding principal amount plus accrued but unpaid interest beginning on the three-year anniversary of issuance. The principal may be accelerated upon the assignment for the benefit of creditors, bankruptcy, insolvency, or receivership of the Company. The debenture was issued to the Holder in a private placement exempt from registration under Rule 506 of the Securities Act of 1933, as amended (the “Act”). The general partner of the Holder is the Jennie F. Pollard Irrevocable Gifting Trust, the trustee of which is Robert W. Pollard, a director of the Company. The terms of the debenture were approved by the disinterested directors of the Company.

Item 3.02	Unregistered Sales of Equity Securities

On May 14, 2009, the Company completed a private placement of 683,272 shares of Company common stock at a purchase price of $13.25 per share in accordance with the provisions of Rule 506 under the Act, as amended. The offering was conducted without general solicitation and directed to “accredited investors,” as such term is defined in Rule 501 under the Act. The private placement resulted in gross proceeds to the Company of $9,053,354.00. No underwriting or placement agency fees were incurred in connection with the private placement.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

4.1	8% Subordinated Debenture due 2014 issued by the Company to the Holder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHEASTERN BANK FINANCIAL
CORPORATION

DATE: May 20, 2009

By: /s/ Ronald L. Thigpen
Ronald L. Thigpen
Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description

4.1	8% Subordinated Debenture due 2014 issued by the Company to the Holder